UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2014
Date of Report (Date of earliest event reported)

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Addiction Recovery Centers Inc. Sublicense Agreement

The Board of Directors of BioCorRx Inc., a Nevada corporation (the "Company") authorized the execution of a sublicense agreement dated July 16, 2014 (the "Sublicense Agreement") with Addiction Recovery Centers Inc. ("ARC"). The Company is involved in establishing certain addiction therapeutic and rehabilitation programs (the "Coaching Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life coaching sessions from specialized life coaches (the "Naltrexone Implant"). The Naltrexone Implant formula is owned by Trinity Rx Solutions LLC ("Trinity Rx"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the rights to access the Naltrexone Implant formula.

In accordance with the terms and provisions of the License Agreement, the Company shall grant to ARC an exclusive sublicense to obtain, market, use, sell, and offer for sale solely within the territory of Nevada, (the "License Territory") the Naltrexone Implant and the Coaching Programs, including the "know-how" consisting of trade secrets, inventions, data, processes, procedures, devices, methods, formulas, protocols, trademarks, logos, marketing materials, copyrights, patents, information and other know-how, whether or not patentable, which is owned or controlled by the Company. (the “Know-How”)

In further accordance with the terms and provisions of the License Agreement, ARC shall pay certain fees to the Company as follows: (i) a one-time upfront fee shall be paid by ARC upon signing of agreement (ii) a program fee upon the order of the Coaching Programs, programs are nonrefundable once an order has been processed and shipped; (iii) a minimum order of thirty (30) programs on or prior to December 31, 2015 as well as the remainder of the agreement in Nevada territory in order to maintain sublicense with the exception of the calendar years of 2016, 2017 and 2018. In the years 2016, 2017 and 2018, the annual minimums will increase by eight (8) for a total of thirty-eight (38) programs required to be ordered and paid annually in order to maintain the sublicense.

The License Agreement may be terminated by the Company in the event ARC commits a material breach and such breach is not cured by ARC within sixty days’ notice to ARC. ARC may terminate the License Agreement for any reason upon a sixty days’ notice to the Company. In the event ARC terminates the License Agreement, ARC agrees not to engage in a competitive business with the Company within the Territory for a period of two years following termination.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCorRx Inc.

DATE: July 17, 2014	By:	/s/ Lourdes Felix
	Name:	Lourdes Felix
	Title:	Chief Financial Officer